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                                                                    EXHIBIT 5.01


                                November 5, 1997

CyberGuard Corporation
2000 West Commercial Boulevard
Suite 200
Fort Lauderdale, Florida 33309

     RE: CYBERGUARD CORPORATION -- REGISTRATION STATEMENT ON FORM S-8 (THE "REGISTRATION STATEMENT") -- OPINION RE LEGALITY

Gentlemen:

     We are acting as counsel to CyberGuard Corporation, a Florida corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder, relating to the registration of 199,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company. The Shares are to be issued by the Company upon the exercise of stock options (the "Options") granted to certain employees and consultants.

     In this connection, we have reviewed copies of the Articles of Incorporation and Bylaws of the Company and the form of the Options, and we have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth.

     Based on and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, upon issuance upon exercise of the Options, against payment of the exercise price therefor, will be, assuming no change in the applicable law or pertinent facts, and assuming sufficient authorized capital at the time of issuance, validly issued, fully paid and non-assessable.

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,


                                        /s/ Steven Sonberg
                                        Holland & Knight LLP
                                        By: Steven Sonberg, Partner